Exhibit 23.2
ENGINEER’S CONSENT
We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679 and 333-127630) on Form S-8, and the Registration Statement (File No. 333-100308) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in Amendment No. 1 to the Annual Report on Form 10-K of Devon Energy Corporation for the year ended December 31, 2007, filed on Form 10-K/A.

LAROCHE PETROLEUM CONSULTANTS, LTD.
By:	/s/ William M. Kazmann
William M. Kazmann
Partner

June 9, 2008